UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2016 (July 15, 2016)

Travelport Worldwide Limited

(Exact name of Registrant as specified in its charter)

Bermuda	001-36640	98-0505105
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

Axis One, Axis Park

Langley, Berkshire, SL3 8AG,

United Kingdom

(Address of principal executive

office)

Registrant's telephone number, including area code +44-1753-288-000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 15, 2016, Gregory Blank has resigned from our Board of Directors (the “Board”), as well as the Audit Committee of our Board. Mr. Blank has no disagreement with the Company’s operations, policies or practices.

On July 15, 2016, our Board appointed Scott E. Forbes to our Board and Audit Committee of the Board effective July 15, 2016. In connection with such appointment, Mr. Forbes will be paid (1) $200,000 per year as compensation for his service as a member of the Board, in a mix of $75,000 in cash and $125,000 in time-based restricted share units, and (2) $10,000 in cash per year as compensation for his service as a member of the Audit Committee of the Board, consistent with the compensation paid to the other members of our Board.

A copy of the press release issued in connection with Mr. Blank’s resignation and Mr. Forbes’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated July 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

/s/ Rochelle Boas
Rochelle Boas
Senior Vice President and Secretary

Date: July 19, 2016

TRAVELPORT WORLDWIDE LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated July 19, 2016 (July 15, 2016)

EXHIBIT INDEX

99.1	Press Release dated July 19, 2016.